Exhibit 10.7

AMENDMENT NO. 1 TO NOTE AND WARRANT PURCHASE AGREEMENT

This Amendment No. 1 to Note and Warrant Purchase Agreement, effective as of March 30, 2007 (this “Amendment”), is entered into by and among BROOKE CREDIT CORPORATION, a Kansas corporation (the “Company”), FALCON MEZZANINE PARTNERS II, LP, a Delaware limited partnership, FMP II CO-INVESTMENT, LLC, a Delaware limited liability company and JZ EQUITY PARTNERS PLC, a public limited liability company incorporated in England and Wales under the Companies Act (1985) (collectively, the “Purchasers”).

RECITALS

A. The Company and the Purchasers are parties to that certain Note and Warrant Purchase Agreement dated as of October 31, 2006 (as amended, restated, supplemented or otherwise modified and in effect from time to time hereafter, the “Purchase Agreement”), pursuant to which the Company has sold certain Notes and Warrants to the Purchasers.

B. The Company has advised the Purchasers that it and certain of its Affiliates have entered into the Fifth Third Receivables Financing Agreement (as hereinafter defined) and certain loan documentation related thereto.

C. The Company requests that the Purchasers consent to the Company and its Affiliates entering into the Fifth Third Receivables Financing Agreement (as hereinafter defined) and certain loan documentation related thereto.

D. The Purchasers have agreed to consent to the Company and its Affiliates entering into the Fifth Third Receivables Financing Agreement (as hereinafter defined) and all loan documentation related thereto.

E. In addition to such consent and as a condition precedent thereto, the Company and the Purchasers have agreed to amend the Purchase Agreement to the extent set forth herein and subject to the terms and conditions set forth in this Amendment.

F. This Amendment shall constitute a Purchaser Document and these Recitals shall be construed as part of this Amendment. Capitalized terms used herein not otherwise defined shall have the meaning assigned to such term in the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. A new Section 6.17 entitled “Fifth Third Reporting Requirements” shall be inserted immediately after Section 6.16 entitled “Refinancing of Indebtedness for Borrowed Money,” as follows:

“Section 6.17 Fifth Third Reporting Requirements. Notwithstanding any provision herein to the contrary (including but not limited to Section 6.1(j) and Section 6.11 hereof), the Company shall direct the Fifth Third Servicer to add the Purchasers to the appropriate distribution list for all reports provided to Fifth Third Bank as the lender, as required under the Fifth Third Receivables Financing Agreement, and, simultaneously as delivered to Fifth Third Bank as the lender under the Fifth Third Receivables Financing Agreement, to furnish to the Purchasers all such reports and notices required thereunder, including but not limited to:

(a) on each Fifth Third Determination Date, (i) a Fifth Third Servicer’s Certificate as of the last Business Day of the preceding Fifth Third Settlement Period and (ii) a completed and executed Fifth Third Borrowing Base Certificate calculated as of the end of the immediately preceding Fifth Third Settlement Period;

(b) promptly after Company obtains knowledge thereof, notice of any default under the Fifth Third Servicing Agreement;

(c) during the Fifth Third Revolving Period, as soon as reasonably possible after (and in any event no later than two (2) Business Days after receipt of) notice that the Company has permanently stopped selling loans to Brooke Warehouse Funding, LLC pursuant to the Fifth Third Purchase and Sale Agreement;

(d) during the Fifth Third Revolving Period, as soon as reasonably possible after (and in any event no later than two (2) Business Days after receipt of) notice that Brooke Warehouse Funding, LLC has permanently stopped transferring any of the Fifth Third Senior Participation Interest to Brooke Acceptance Company 2007-1 LLC pursuant to the Fifth Third Participation Agreement;

(e) promptly after receipt thereof, copies of all notices received by Brooke Acceptance Corporation 2007-1, as the borrower from the Fifth Third Servicer under the Fifth Third Servicing Agreement; and

(f) prompt written notice of the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the advances under the Fifth Third Warehouse Line, or invalidating, or having the effect of invalidating, any provision thereof, or any other related document, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint.”

2. In Section 7.2 entitled “Indebtedness,” the text of clause (b) is hereby replaced with “[reserved]”.

3. Section 7.7 entitled “Certain Amendments of Senior Debt Documents and Other Transaction Documents” is hereby amended and restated to read as follows:

“Section 7.7 Certain Amendments of Senior Debt Documents and Other Transaction Documents. The Company will not, and will not permit any of its Subsidiaries to (a) amend, modify or alter, or permit to be amended, modified or altered (i) any of the Senior Debt

Documents, the Senior Debt or any component of Non Recourse Indebtedness (in a refinancing thereof or otherwise), or (ii) any of the other Transaction Documents or (b) incur any additional Senior Debt or any additional component of Non Recourse Indebtedness, if, in either case, such amendment, modification, alteration or incurrence would, in any way, materially and adversely affect the Purchasers; provided, however, notwithstanding any provision herein to the contrary (1) no Warehouse Line of Credit shall be refinanced nor shall the terms thereof, together with any related Senior Debt Document be modified, altered or supplemented to increase the amount of credit available, (2) no Senior Debt which is not currently cross-defaulted or cross-collateralized with other Senior Debt may be amended, modified, supplemented or refinanced to permit such Senior Debt to be cross-defaulted or cross-collateralized with any other Senior Debt, and (3) no Indebtedness constituting a component of Non-Recourse Indebtedness which is not currently cross-defaulted or cross-collateralized with other components of Total Indebtedness shall be incurred if it is cross-defaulted or cross-collateralized with any other component of Total Indebtedness. For purposes of clarity, a component of Total Indebtedness shall be deemed cross-defaulted with another component of Total Indebtedness if it contains a general insolvency default, including a provision that relates to an inability to pay debts as they come due or any similar clause.

4. Exhibit B to the Note and Warrant Purchase Agreement entitled “Definitions” is hereby amended by the insertion of the following new and/or amended and restated definitions:

“Fifth Third Receivables Financing Agreement” shall mean that certain Amended and Restated Receivables Financing Agreement dated as of March 30, 2007, among Brooke Acceptance Company 2007-1 LLC, as the borrower, Brooke Warehouse Funding, LLC, as the original borrower, purchaser and transferor, Brooke Credit Corporation, as the seller and the Fifth Third Subservicer, and Fifth Third Bank, as the lender, as the same may be amended, restated, modified or supplemented from time to time.

“Fifth Third Warehouse Line” shall mean that certain Warehouse Line of Credit as documented by the Fifth Third Receivables Financing Agreement and its related loan documentation.

“Fifth Third Amortization Commencement Date” shall mean the earlier to occur of (i) the maturity date and (ii) the occurrence of an event of default under the Fifth Third Receivables Financing Agreement.

“Fifth Third Borrowing Base Certificate” shall mean a certificate in substantially the form required under the Fifth Third Receivables Financing Agreement, duly completed and certified by an officer of each of Brook Acceptance Company 2007-1 LLC, as the borrower and Brooke Warehouse Funding, LLC, pursuant to which each of the aforementioned set forth the unpaid principal balance and the borrowing base, including calculations thereof as of a particular date.

“Fifth Third Determination Date” shall mean the 12th day of each calendar month or, if such 12th day is not a Business Day, the preceding Business Day.

“Fifth Third Existing Loans” shall mean any Loan originated by the Company on or before September 15, 2006.

“Fifth Third Loan” shall mean, every loan included in the schedule of loans to the Fifth Third Receivables Financing Agreement, including without limitation, all Allstate Loans, Fifth Third Existing Loans, Brooke Insurance Loans, Funeral Service Loans, and all rights and obligations under such loan.

“Fifth Third Participation Agreement” shall mean the Participation Agreement dated as of March 30, 2007, by and between Brooke Acceptance Company 2007-1 LLC, as the borrower and Brooke Warehouse Funding, LLC, in its capacity as the transferor, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Fifth Third Senior Participation Interest” shall mean the senior undivided percentage ownership interest, held by Brooke Acceptance Company 2007-1 LLC, in all of the assets of Brooke Warehouse Funding, LLC, including all loans and related security owned by Brooke Warehouse Funding, LLC, as more fully set forth in the Fifth Third Participation Agreement.

“Fifth Third Purchase and Sale Agreement” shall mean that certain Purchase and Sale Agreement, dated as of September 15, 2006, between the Company, as the seller and Brooke Warehouse Funding, LLC, as the purchaser, as amended and restated as of March 30, 2007, and as such agreement may be further amended, restated, supplemented or otherwise modified from time to time.

“Fifth Third Revolving Period” shall mean the period commencing on March 30, 2007 and ending at the end of the Business Day preceding the Fifth Third Amortization Commencement Date.

“Fifth Third Servicer” shall mean Textron Business Services, Inc., a Delaware corporation.

“Fifth Third Servicer’s Certificate” shall mean a certificate, substantially in the form required by the Fifth Third Receivables Financing Agreement, completed by and executed on behalf of the Fifth Third Servicer, furnished to Fifth Third Bank, as the lender by the Fifth Third Servicer on the Business Day immediately preceding each Fifth Third Settlement Date (i) summarizing the activity of the Fifth Third Warehouse Line and the status of the outstanding Fifth Third Loans as of the end of the immediately preceding Fifth Third Settlement Period, (ii) reflecting, among other items, collections, delinquencies, defaults, losses, adjustments, and disbursements, payments, and the remaining term of the loans during the immediately preceding Fifth Third Settlement Period, and (iii) containing a properly completed and executed Fifth Third Borrowing Base Certificate calculated as of the end of the immediately preceding Fifth Third Settlement Period.

“Fifth Third Servicing Agreement” shall mean that certain servicing agreement, dated as of September 15, 2006, by and among Brooke Warehouse Funding, LLC, the Fifth

Third Servicer, the Fifth Third Subservicer and Fifth Third Bank, as the lender, as amended and restated as of March 30, 2007, as the same may be amended, restated, modified or supplemented from time to time

“Fifth Third Settlement Date” shall mean with respect to any advance for any Fifth Third Settlement Period, (i) prior to the maturity date of the Fifth Third Receivables Financing Agreement, the 15th day of each calendar month (or the next succeeding Business Day if such day is not a Business Day) beginning with August 15, 2006 and (ii) on and after the maturity date of the Fifth Third Receivables Financing Agreement, each day selected from time to time by the Fifth Third Bank, as the lender (it being understood that it may select such Fifth Third Settlement Date to occur as frequently as daily), or, in the absence of such selection, the date specified in clause (i) above.

“Fifth Third Settlement Period” shall mean, (a) initially, the period commencing on March 30, 2007 and ending on the last day of the calendar month, and (b) thereafter, (i) prior to the maturity date of the Fifth Third Receivables Financing Agreement, each successive period commencing on the first day of the calendar month and ending on the last day of such calendar month and (ii) on and after the occurrence of the Fifth Third Amortization Commencement Date, such period (including a period of one day) as shall be selected from time to time by Fifth Third Bank, as the lender or, in the absence of any such selection, each period of 30 days from the last day of the preceding Fifth Third Settlement Period.

“Fifth Third Subservicer” shall mean the Company, in its capacity as subservicer under the Fifth Third Subservicing Agreement, and any successor thereto in such capacity.

“Fifth Third Subservicing Agreement” shall mean the subservicing agreement dated as of March 30, 2007 between the Company, in its capacity as subservicer and the Fifth Third Servicer, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Senior Credit Agreement” shall mean individually or collectively, as the case may be, each of the following (i) the Amended and Restated Credit and Security Agreement among Brooke Credit Funding, LLC, as borrower, Brooke Credit Corporation, as Seller and Subservicer, Brooke Corporation, as Master Agent Servicer and Performance Guarantor, Autobahn Funding Company LLC, as the lender and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, as the Agent dated as of August 29, 2006, (ii) the Fifth Third Receivables Financing Agreement, (iii) the Credit Facility Agreement dated as of February 23, 2006, among Brooke Canada Funding, Inc, as Borrower, Brooke Credit Corporation, as Guarantor, Brooke Corporation, as Guarantor and Fifth Third Bank, as Lender, (iv) the Business Loan Agreement dated as of March 24, 2006, between Brooke Credit Corporation as Borrower and Great American Bank, as Lender, (v) the Business Loan Agreement dated as of March 24, 2006, between Brooke Credit Corporation as Borrower and Enterprise Bank & Trust, as Lender, (vi) the Loan and Security Agreement dated as of October 29, 2004 between Brooke Credit Corporation as Borrower and Valley View State Bank, as Lender, (vii) the O/C Line, and (viii) the Over-Collateralization Loan Facilities, each as may be further amended from time to time, or any replacement Senior Credit Agreement in any refinancing permitted pursuant to Section 7.7.

5. Waiver and Consent. The Purchasers hereby consent to the Company and its Affiliates entering into the Fifth Third Receivables Financing Agreement and all loan documentation related thereto and waive any Default or Event of Default that may otherwise occur under the Transaction Documents as a result of the foregoing. The Purchasers hereby consent to the Company entering into the letter agreement with DZ Bank AG Deutsche Zentral-Genossenschaftsbank in the form attached as Exhibit A hereto and waive any Default or Event of Default that may otherwise occur under the Transaction Documents as a result of the foregoing.

6. Representations and Warranties. In order to induce the Purchasers to enter into this Amendment, the Company hereby represents and warrants that (i) the execution and delivery of this Amendment has been duly authorized by all necessary action on the part of the Company, (ii) no Default or Event of Default exists on the date hereinabove first written (except as waived pursuant to Paragraph 5 hereof), both before and after giving effect to this Amendment, and (iii) on the effective date of this Amendment, both before and after giving effect to this Amendment, all representations and warranties contained in the Purchase Agreement and in the other Purchaser Documents are true and correct (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

7. Conditions to Effectiveness. The effectiveness of this Amendment is expressly conditioned upon the complete satisfaction of each of the following conditions precedent in a manner acceptable to the Purchasers:

7.1. the execution and delivery of a Joinder Agreement to the Purchasers with respect to Titan Lending Group, Inc.

7.2. the execution and delivery of a Negative Pledge Agreement to the Purchasers with respect to Brooke Acceptance Company 2007-1 LLC.

7.3. the Purchasers’ receipt of counterparts of this Amendment, duly executed by the Purchasers and the Company.

7.4. The representations and warranties contained in Section 6 of this Amendment shall be true, correct and complete.

8. Reference to and Effect Upon the Purchase Agreement and other Transaction Documents.

8.1. The Purchase Agreement and each other Transaction Document, as amended by this Amendment, shall remain in full force and effect and each is hereby ratified and confirmed by the Company. Without limiting the foregoing, the Liens granted pursuant to the Security Documents shall continue in full force and effect.

8.2. Each reference in the Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Purchase Agreement as amended hereby, and each reference in any other Transaction Document to the Purchase Agreement or any word or words of similar import shall be and mean a reference to the Purchase Agreement as amended hereby.

9. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts (or with counterpart signature pages), each of which when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be delivered to the Company and the Purchasers. A counterpart signature page delivered by fax transmission shall be as effective as delivery of an originally executed counterpart.

10. Costs and Expenses. As provided in Section 12.5 of the Purchase Agreement, the Company shall pay all reasonable costs and expenses incurred by the Purchasers in connection with the preparation, execution and delivery of this Amendment (including, without limitation, fees. costs and expenses of counsel to each of the Purchasers).

11. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

12. Modification; Waiver. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Purchase Agreement or any other Transaction Document.

13. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[signatures appear on the next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered to be effective as of the day and year first above written.

BROOKE CREDIT CORPORATION

By:	/s/ Michael S. Lowry
Name:	Michael S. Lowry
Title:	President and Chief Executive Officer

FALCON MEZZANINE PARTNERS II, LP

By:	Falcon Mezzanine Investments II, LLC, a Delaware limited liability company, its General Partner

By:	/s/ Raefael Fogel
Name:	Raefael Fogel
Title:	Vice President

FMP II CO-INVESTMENT, LLC

By:	/s/ Raefael Fogel
Name:	Raefael Fogel
Title:	Vice President

JZ EQUITY PARTNERS PLC

By:	/s/ David W. Zalaznick
Name:	David W. Zalaznick
Title:	Investment Advisor/Authorized Signatory